                                                                   EXHIBIT 10.18



                                                                        ANNEX II

                                     SECOND
                                 PROMISSORY NOTE

                           PRIVILEGEONE NETWORKS, LLC

$1,450,000.00                                                   February 9, 2001

         FOR VALUE RECEIVED, PrivilegeOne Networks, LLC, a limited liability company formed under the laws of the State of Delaware (the "Borrower") whose mailing address is 20 Fry Pond Road, West Greenwich, Rhode Island 02817 promises to pay to the order of Calton, Inc. (the "Lender"), at the office of the Lender at 125 Half Mile Road, Suite 206, Red Bank, New Jersey 07701, or at such other place as the Lender may from time to time designate to the Borrower in writing, the principal amount of One Million Four Hundred Fifty Thousand Dollars ($1,450,000) or so much thereof as may be advanced to Borrower hereunder together with interest on so much thereof as is or may be from time to time outstanding and unpaid, at the rate hereinafter set forth and for any other Indebtedness owing to the Lender by the Borrower in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of debts, dues, public and private. All capitalized terms used in this Promissory Note shall have the meaning ascribed to them herein.

         This Promissory Note shall bear interest at a rate of ten percent (10%) per annum. Interest shall be payable quarterly, in arrears, on the fifteenth
(15th) day following the end of each calendar quarter commencing with the quarter that begins on July 1, 2001. The first interest payment will therefore be due on October 15, 2001. Principal and all unpaid interest shall be due and payable on January 27, 2004.

         The Borrower may make prepayments of principal, interest, or principal and interest without penalty. Upon the occurrence of an Event of Default, the Borrower agrees that the Lender shall have all the rights and remedies set forth in this Promissory Note, including, without limitation, the rights of acceleration set forth herein. If an Event of Default shall occur, interest shall accrue from the date of the Event of Default and during the continuance of the Event of Default at a rate equal to the lower of fourteen percent (14%) per annum or the highest rate permitted by law.

         The Borrower may cancel this Promissory Note and terminate the provisions hereof and the related Agreements of Guaranty of even date herewith at any time by (1) paying all sums then payable hereunder and (2) notifying the Lender that this Promissory Note is terminated.

                ARTICLE 1: EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         1.1 EVENTS OF DEFAULT. The occurrence of any of the following events (each, an "Event of Default") shall terminate any obligation on the part of the Lender to disburse Loan Proceeds and, at the option of the Lender, shall make this Promissory Note and the entire Indebtedness immediately due and payable (provided, however, that in the case of an Event of Default under Subsection (e) all amounts owing under this Promissory Note shall automatically and immediately become due and payable without any action by or on behalf of the Lender), and the Lender may exercise any and all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself all without notice of default, presentment, or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

         (a) Failure of the Borrower to pay within ten (10) days of the date when due, whether by acceleration or otherwise, any of the Indebtedness in accordance with this Promissory Note.

         (b) Any representation or warranty of PrivilegeOne Networks, Inc. set forth in the Stock Acquisition Agreement or any representation of Borrower set forth in this Promissory Note or any Advance Request (as defined in Section
3.1.4 herein), or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made.

         (c) Any default by the Borrower in the performance or compliance with the covenants, promises, conditions or provisions of this Promissory Note or the Initial Promissory Note.

         (d) The failure to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property in excess of $25,000.00, (ii) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP.

         (e) The Borrower applies for or consents to the appointment of a trustee or receiver for any part of its respective properties; any bankruptcy, reorganization, debt arrangement, dissolution, or liquidation proceeding is commenced or consented to by the Borrower, or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management, or liquidation is filed for or commenced against the Borrower, and is not withdrawn or dismissed within sixty (60) days thereafter; provided, however, that within said sixty (60) day period the Lender shall have no obligation to disburse the Loan Proceeds.

         (f) Failure of the Borrower to comply with any other provision of this Promissory Note or the Operating Agreement not constituting an Event of Default under any of the preceding provisions of this Section 1.1, and such failure continues for thirty (30) days after notice to the Borrower from the Lender.

         (g) Any lien for labor, services, materials, or otherwise is filed against any property of the Borrower or any interest of the Borrower or the Lender therein and is not removed within thirty (30) days thereafter; PROVIDED, HOWEVER, the Borrower will not be deemed to be in default under this subparagraph if and so long as the Borrower: (i) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter and such contest shall have the effect of preventing the sale or forfeiture of any property of the Borrower or any interest of the Borrower or the Lender therein; and (ii) provides the Lender with such security as the Lender may require to protect the Lender against all loss, damage, and expense, including attorneys' fees, which it might incur if the asserted lien is determined to be valid.

         (h) Without having first obtained the written consent of the Lender, the Borrower transfers, sells, conveys, assigns, or further encumbers all or any portion of the Borrower's interest in any property, except as in the ordinary course of Borrower's business.

         (i) Upon the commencement of any legal or governmental actions, proceedings or investigations to which the Borrower is a party or to which any property of the Borrower is subject and which could result in any material adverse change in the business, operations, properties or financial condition or performance of the Borrower, unless: (i) dismissed with thirty (30) days of commencement, or (ii) if and so long as Borrower contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter and such contest shall have the effect of preventing the sale or forfeiture of any property of the Borrower or any interest of the Borrower or the Lender therein; and provides the Lender with such security as the Lender may require to protect the Lender against all loss, damage, and expense, including attorney's fees, which Lender might incur if the asserted lien is determined to be valid.

         (j) A breach of any of the covenants set forth in the Guaranty of even date herewith issued to Lender by Steven R. Tetreault, Cindy H. Tetreault, Thomas E. Van Fechtmann, Stacey Van Fechtmann or Thomas Corley.

         1.2 NO ADVANCES. The Lender shall have no obligation to disburse the Loan Proceeds if an Event of Default shall occur and be continuing.

         1.3 BORROWER'S BOARD OF DIRECTORS. The Lender shall have the right to appoint a majority of the members of the Borrower's board of directors due to the occurrence of an Event of Default under Subsection (a) of Section 1.1 of this Article 1 if such default continues for thirty (30) days after notice of such default is given to Borrower.

         1.4 RIGHTS AND REMEDIES. In addition to the remedies set forth in Sections 1.1 through 1.3 of this Promissory Note, upon the occurrence of an Event of Default, and until cured (provided such cure is effected prior to the Lender giving the Borrower written notice of the election by the Lender to accelerate all amounts owing under this Promissory Note on account of such Event of Default), the Lender shall be entitled to exercise all the rights and remedies provided by any applicable law, including, without limitation, the

Uniform Commercial Code as enacted in the State of New Jersey. Each and every right or remedy granted to the Lender pursuant to this Promissory Note, or allowed the Lender by law or equity, shall be cumulative. Failure or delay on the part of the Lender to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Lender of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

                        ARTICLE 2: AFFIRMATIVE COVENANTS

         From and after the date of this Promissory Note and until the Indebtedness is indefeasibly paid, in full, in cash, and the Lender has no obligation to make any Advances hereunder, the Borrower agrees that it will observe and comply with the following covenants for the benefit of the Lender.

         2.1 USE OF LOAN PROCEEDS. The Loan Proceeds made available to Borrower pursuant to this Promissory Note shall be utilized by Borrower solely to meet its working capital requirements to support the development of its PrivilegeOne Credit Card Program product and Borrower shall furnish Lender with such detailed documentation and information regarding Borrower's working capital requirements as Lender may request while this Promissory Note is outstanding. Notwithstanding anything to the contrary set forth herein, $100,000 advanced upon the achievement of the Agreement Milestone (as defined below), $150,000 advanced upon the achievement of the Solicitation Milestone (as defined below) and $100,000 advanced upon the achievement of the Implementation Milestone (as defined below) shall be used for reimbursement of expenses to the issuer or proposed issuer of the PrivilegeOne Credit Card.

         2.2 FUTURE DEBT. Borrower will not issue, incur, create, assume, guarantee or otherwise become liable for any other indebtedness for borrowed money unless such other indebtedness is subordinated in right of payment to this Indebtedness under this Promissory Note.

                        ARTICLE 3: CONDITIONS TO ADVANCES

         3.1 PROPOSED ADVANCES. The Lender agrees that subject to the terms and conditions of this Note, it shall make advances to Borrower in accordance with the following schedule and upon occurrence of the following events; provided, that such events occur or have occurred by the date indicated and provided further, that the Lender shall have no obligation to make advances upon the occurrence of an event described below by the prescribed date if any of the events listed above such event in the table set forth below have not previously occurred:

                                Event                                         Date               Advance Amount
                                -----                                         ----               --------------
Execution of this Note                                                        2-06-01                  $200,000

Execution of definitive Co-Brand Credit Card Program Agreement with           2-15-01                  $350,000
Fleet Credit Card Services, L.P. (the "Fleet Agreement") upon terms and reasonably satisfactory to Lender (the "Agreement Milestone")

Enrollment of at least 20 automobile dealers in Borrower Credit Card          2-28-01       Dollar for Dollar
program with contract revenues of not less than $180,000 and                                per dealer deposit
nonrefundable deposits of not less than $90,000                                             up to $90,000




                                Event                                         Date               Advance Amount
                                -----                                         ----               --------------
Enrollment of at least 20 automobile dealers in Borrower Credit Card          3-15-01                  $360,000
Program with non-refundable deposits of not less than 50% of dealer commitment out of no more than 40 solicitation calls to dealers identified on a list approved by Lender (the "Solicitation Milestone)

Implementation Date (as defined in Fleet Agreement) occurs (the               4-01-01                  $450,000
"Implementation Milestone")

Subject to Section 3.2 below, advances will be made within ten (10) days of the applicable event upon written request from Borrower.


         3.2 CONDITIONS TO LOAN. The Lender's obligation to make the Loan and to disburse any of the Loan Proceeds is subject to the reasonable satisfaction of the Lender, of each of the following conditions precedent:

                  3.1.1 LOAN DOCUMENTS; OTHER DOCUMENTS. The Lender shall have received duly executed originals of this Promissory Note, guaranties in form reasonably satisfactory to Lender from the Guarantors and such other instruments and documents contemplated herein and therein, as appropriate, including written evidence reasonably satisfactory to it that the applicable event described in
Section 3.1 has occurred by the date indicated.

                  3.1.2 FURTHER ASSURANCES. The Borrower shall have provided and/or executed and delivered to the Lender, in form and substance reasonably satisfactory to the Lender, such further documents and instruments as the Lender may in the Lender's discretion reasonably request.

                  3.1.3 NO ADVERSE CHANGE. There shall have been no material adverse change in the financial condition, results of operations, business or prospects of Borrower.

                  3.1.4 ADVANCE REQUEST. Should Borrower at any time wish to request the disbursement of additional monies from Lender or to request an increase in the amount of any disbursement under the terms of this Promissory Note, the Borrower shall deliver to the Lender, no later than ten (10) Business Days preceding the requested disbursement date, a request (an "Advance Request"), in form and substance satisfactory to the Lender, stating the dollar amount of the requested Advance, the specific purpose for which the Advance is being requested and such details respecting the intended utilization of the Advance as Lender may require.

                  3.1.5 DEFAULT. No Event of Default shall have occurred and be continuing, nor shall an Event of Default result from the making of the Advance.

                               ARTICLE 4. NOTICES

         All notices, requests, and demands required or permitted under the terms of this Promissory Note shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

       4.1      IF TO THE BORROWER:

                c/o Taytrowe Van Fechtmann World Companies, LLC
                20 Fry Pond Road
                West Greenwich, Rhode Island  02817
                Fax No.:  (401) 397-8332
                Attention: Steven R. Tetreault, President

                With a copy to:

                Thomas R. Noel, Esq.
                COUNSELOR AT LAW, P.C.
                50 South Main Street
                Providence, RI  02903
                Fax No. (401) 621-5688

                IF TO THE LENDER TO:

                Calton, Inc.
                125 Half Mile Road
                Suite 206
                Red Bank, New Jersey  07701-6749
                Fax No.:  (732)  212-1290
                Attention:  Anthony J. Caldarone, President

                With a copy to:

                Philip D. Forlenza, Esq.
                Giordano, Halleran & Ciesla, P.C.
                P.O. Box 190
                Middletown, New Jersey  07748
                Fax No.:  (732) 224-6599

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW JERSEY AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT, WITHOUT GIVING EFFECT TO ANY OTHERWISE APPLICABLE RULES CONCERNING CONFLICTS OF LAWS.

         BORROWER IRREVOCABLY AGREES THAT ANY LITIGATION WITH RESPECT TO THIS PROMISSORY NOTE OR ENFORCEMENT OF ANY JUDGMENT OBTAINED AGAINST BORROWER FOR BREACH OF THIS PROMISSORY NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY AND IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY (COLLECTIVELY, THE "SPECIFIED COURTS") (IF APPLICABLE SUBJECT MATTER JURISDICTIONAL REQUIREMENTS ARE PRESENT), AS LENDER MAY ELECT; AND, BY EXECUTION AND DELIVERY OF THIS PROMISSORY NOTE, BORROWER IRREVOCABLY SUBMITS TO SUCH JURISDICTION. BORROWER AGREES THAT IT SHALL MAINTAIN A DULY APPOINTED AGENT FOR SERVICE OF SUMMONS AND OTHER LEGAL PROCESS AS LONG AS BORROWER REMAINS OBLIGATED UNDER THIS PROMISSORY NOTE AND SHALL KEEP LENDER ADVISED IN WRITING OF THE IDENTITY AND LOCATION OF SUCH AGENT. THE RECEIPT BY SUCH AGENT AND/OR BY BORROWER OF SUCH SUMMONS OR OTHER LEGAL PROCESS IN ANY SUCH L ITIGATION SHALL BE DEEMED PERSONAL SERVICE AND ACCEPTANCE BY BORROWER FOR ALL PURPOSES OF SUCH LITIGATION. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         The Borrower, the Guarantors, and any sureties, or endorsers hereof hereby jointly and severally waive presentment for payment, demand, protest, diligence in collection, and notice of dishonor and nonpayment of this Promissory Note, and all defenses on the ground of delay, suretyship, release of any party liable for payment hereof, or of any extension of time for the payment hereof (including any right to notice of any of the foregoing) which may be hereafter given by the holder or holders of this Promissory Note from time to time (the "Holder") to them or either of them or to anyone who has assumed the payment of this Promissory Note, and it is specifically agreed that the obligations of said Borrower, Guarantors, sureties or endorsers shall not be in any way affected or altered to the prejudice of the Holder hereof by reason of the assumption of payment of the same by any other person or entity.

         At the option of the Holder, the unpaid balance of this Promissory Note and all other obligations of the Borrower to the Holder, direct or indirect, absolute or contingent, now existing or hereafter arising, may become immediately due and payable without notice or demand upon the occurrence of an Event of Default under this Promissory Note, and the Borrower agrees that upon such occurrence the Holder shall have and be entitled to assert all the other rights and remedies set forth in this Promissory Note, including, without limitation, the rights and remedies set forth herein. In addition, the Holder shall have the right to recover all costs of collection and enforcement of this Promissory Note as provided herein.

                                  DEFINITIONS:

         1. BUSINESS DAY: any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the state of New Jersey.

         2. GUARANTORS: Taytrowe Van Fechtmann World Companies, Inc., a Delaware corporation with offices located at 20 Fry Pont Road, West Greenwich, Rhode Island 02817, 3D Think, Inc., a Delaware corporation with offices located at 20

Fry Pont Road, West Greenwich, Rhode Island 02817 and each of (i) Steven R. Tetreault and his spouse, (ii) Thomas Van Fechtmann and his spouse and (iii) Thomas Corley.

         3. INDEBTEDNESS: all amounts due and owing under this Promissory Note.

         4. INITIAL PROMISSORY NOTE: the Promissory Note dated January 27, 2000 issued by PrivilegeOne Networks, Inc. to Calton, Inc., the obligations under which have been assumed by Borrower.

         5. LOAN PROCEEDS: monies advanced to Borrower pursuant to this Promissory Note.

         6. OPERATING AGREEMENT. The Operating Agreement of PrivilegeOne Networks, LLC dated as of February 2, 2000 among Calton, Inc., Taytrowe Van Fechtmann World Companies, Inc. and 3D Think, Inc., as such agreement may be amended from time to time.

         7. PERSON: any individual, corporation, association, partnership, trust, organization, government, governmental agency, or other entity.

         8. STOCK ACQUISITION AGREEMENT: the Stock Acquisition Agreement by and among Taytrowe Van Fechtmann World Companies, Inc., PrivilegeOne Networks, Inc. and Calton, Inc. dated as of January 27, 2000.

         IN WITNESS WHEREOF, the Borrower has executed this Promissory Note on this 9th day of February, 2001.

ATTEST:                              PRIVILEGEONE NETWORKS, LLC.,
                                     a Delaware limited liability company

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Name:                                Name :
Title:                               Title: